              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                   --------

         We consent to the incorporation by reference in the Prospectuses prepared in accordance with the requirements of Form S-2 (File No. 33-26582). Form S-3 (File Nos. 33-28391, and 33-64671) and Form S-8 (File No. 33-301175) of
our report dated February 13, 1997 accompanying the consolidated financial statements and the consolidated financial statement schedule of Chesapeake Utilities Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Annual Report and Form 10- K of Chesapeake Utilities Corporation.



                                                     COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March 17, 1997



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